Exhibit 99.1

GlobalWafers and SunEdison Semiconductor Announce Definitive Agreement

•	GlobalWafers to pay US$12.00 per share in cash for SunEdison Semiconductor ordinary shares

•	Transaction valued at US$683 million, including SunEdison Semiconductor outstanding net indebtedness

Hsinchu, Taiwan and St. Peters, Missouri — August 17, 2016 (US time) — GlobalWafers Co., Ltd. (“GlobalWafers”) and SunEdison Semiconductor Limited (NASDAQ OMX: SEMI) (“SunEdison Semiconductor”), both leaders in the manufacture and sale of silicon wafers to the semiconductor industry, announced today that they have entered into a definitive agreement for the acquisition by GlobalWafers, through a wholly owned subsidiary, of all of the outstanding ordinary shares of SunEdison Semiconductor in a transaction valued at US$683 million, including SunEdison Semiconductor outstanding net indebtedness. Under the terms of the agreement, SunEdison Semiconductor shareholders will receive US$12.00 per share in cash for each ordinary share held, representing a 78.6% premium to the average closing price of SunEdison Semiconductor’s common stock for the 30 trading days prior to this announcement and a 44.9% premium to the closing price of SunEdison Semiconductor’s ordinary shares as of August 17, 2016, the last trading day prior to this announcement. The transaction has been unanimously approved by both GlobalWafers’ and SunEdison Semiconductor’s boards of directors.

The transaction will be structured as a scheme of arrangement under Singapore law, and is subject to the approval of the shareholders of SunEdison Semiconductor, as well as other customary conditions including approvals from relevant regulatory authorities and the High Court of the Republic of Singapore. SunEdison Semiconductor has requested and obtained a waiver from the Securities Industry Council of Singapore of the application of the Singapore Code on Take-overs and Mergers to the scheme of arrangement.

“We are very excited by this transaction,” said Doris Hsu, Chairperson and CEO of GlobalWafers. “We believe this combination is unique in that it merges two of the market’s key suppliers with minimal overlap in customers, products and production capacities. The combined company will bring together GlobalWafers’ unparalleled operating model and market strengths with SunEdison Semiconductor’s expansive global footprint and product development capabilities. We will remain focused on our customers and will strengthen and build on our product offerings to deliver even greater value to our customers and shareholders,” Hsu concluded.

“We are pleased to have reached an agreement that delivers a significant premium to our shareholders,” said Shaker Sadasivam, President and Chief Executive Officer of SunEdison Semiconductor. “We believe this transaction is in the best interest of our company. We look forward to a smooth process to facilitate an efficient closing, which we hope can occur before the end of the year.”

GlobalWafers will finance the transaction, including payment of the purchase price and payment of SunEdison Semiconductor’s debt facilities at closing, through existing cash on hand and committed acquisition financing from the Bank of Taiwan, Hua Nan Commercial Bank, Mega International Bank, Taipei Fubon Bank, and Taishin International Bank.

GlobalWafers expects a number of strategic and operational benefits from this transaction, including:

•	Meaningful expansion of GlobalWafers’ production capabilities

•	Greater breadth in GlobalWafers’ product and global customer base, including greater access to the E.U. and Korea, as well as SOI product technologies

•	Significant increase in GlobalWafers’ financial scale

Advisors

Nomura Securities is acting as sole financial advisor to GlobalWafers, and White & Case LLP is acting as legal advisor to GlobalWafers. Barclays is acting as financial advisor to SunEdison Semiconductor, and Bryan Cave LLP and Rajah & Tann Singapore LLP are acting as legal advisors to SunEdison Semiconductor. Australia and New Zealand Banking Group Limited is acting as independent financial advisor to the directors of SunEdison Semiconductor with respect to the scheme of arrangement under Singapore law.

About GlobalWafers

Headquartered in Hsinchu, Taiwan, GlobalWafers is one of the six largest silicon wafer manufacturers in the world. Founded in 1981, it was the semiconductor business unit of SAS (Sino-American Silicon Product Inc.) and spun off as GlobalWafers Co., Ltd. in 2011. Specializing in 3” to 12” silicon wafer manufacturing, product applications extend through power management, automotive, IT and MEMS. GlobalWafers operates out of nine facilities in Taiwan, China, USA, Japan, Denmark, and Poland. GlobalWafers is listed on the Taipei Exchange.

About SunEdison Semiconductor

SunEdison Semiconductor is a global leader in the manufacture and sale of silicon wafers to the semiconductor industry. For over 55 years, SunEdison Semiconductor has been a pioneer in the design and development of silicon wafer technologies. With R&D and manufacturing facilities in the U.S., Europe, and Asia, SunEdison Semiconductor enables the next generation of high performance semiconductor devices. SunEdison Semiconductor’s common stock is listed on the NASDAQ OMX Global Select Market under the symbol “SEMI.”

Additional Information and Where You Can Find It

In connection with the proposed transaction, SunEdison Semiconductor will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be mailed to the shareholders of SunEdison Semiconductor. SHAREHOLDERS OF SUNEDISON SEMICONDUCTOR ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement (when it becomes available), and any other documents filed by SunEdison Semiconductor or GlobalWafers with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Certain Information Concerning Participants

Each of GlobalWafers, SunEdison Semiconductor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SunEdison Semiconductor shareholders in favor of the proposed transaction. GlobalWafers currently owns approximately 4.9% of the outstanding ordinary shares of SunEdison Semiconductor. Information about GlobalWafers and its directors and executive officers may be found in the Schedule 14A filed by GlobalWafers with the SEC on August 18, 2016. Information about SunEdison Semiconductor’s directors and executive officers and their ownership of SunEdison Semiconductor’s ordinary shares is set forth in its proxy statement for its 2016 Annual General Meeting of Shareholders and its most recent annual report on Form 10-K. Additional information regarding the direct or indirect interests of participants in the solicitation of proxies in connection with the contemplated transactions, by security holdings or otherwise, will be included in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements. These statements include a belief that the transaction can be closed by the end of the year and expectations by GlobalWafers of the benefits of the transaction. These forward-looking statements are subject to risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect SunEdison Semiconductor’s business and the price of its ordinary shares; the failure to obtain SunEdison Semiconductor shareholder approval of the proposed transaction; the possibility that the closing conditions to the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to termination of the Implementation Agreement; the risk of shareholder litigation that may be instituted in connection with the contemplated transactions; risks related to the diversion of management’s attention from SunEdison Semiconductor’s ongoing business operations; the failure of GlobalWafers to obtain the necessary financing to complete the transaction; the effect of announcement of the transaction on SunEdison Semiconductor’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and difficult global economic and capital markets conditions. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GlobalWafers and SunEdison Semiconductor make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Contacts

GlobalWafers
Spokesman: William Chen	+886-3-577-2255 (ext. 2280)
Deputy: Jason Chien	+886-3-577-2255 (ext. 2379)

SunEdison Semiconductor

Chris Chaney

Director, Investor Relations & Corporate Communications

SunEdison Semiconductor Limited

cchaney@sunedisonsemi.com

+1 636 474 5226

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